UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 3, 2016
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2016, LightPath Technologies, Inc., a Delaware corporation (the "Company"), entered into a stock purchase agreement (the "Stock Purchase Agreement"), by and among ISP Optics Corporation ("ISP"), Joseph Menaker and Mark Lifshotz (the "ISP Stockholders"), and the Company, pursuant to which the Company will acquire (the "Acquisition") all of the outstanding common stock of ISP (the "Purchased Shares") from the ISP Stockholders.  ISP is a New York-based manufacturer of precision optics.  ISP has one wholly-owned subsidiary, ISP Optics Latvia, SIA, a limited liability company formed under the laws of the Republic of Latvia ("ISP Latvia").  Following the closing of the Acquisition, ISP will become the Company's wholly-owned subsidiary.

Consideration

The Company will acquire the Purchased Shares for $18,000,000 (the "Purchase Price"), to be paid in a combination of cash (the "Cash Amount") and a promissory note (the "Note").  The Cash Amount, subject to a net working capital adjustment, debt adjustment, and cash adjustment as provided in the Stock Purchase Agreement, will not be less than $12,000,000.  The aggregate principal amount of the Note will equal the Purchase Price less the Cash Amount, as adjusted, but in no event less than $3,000,000.

During the period commencing on the date the Note is issued (the "Issue Date") and continuing until the fifteen month anniversary of the Issue Date (the "Initial Period"), interest will accrue on only the principal amount of the Note in excess of $2,700,000 at an interest rate equal to ten percent (10%).  After the Initial Period, interest will accrue on the entire unpaid principal amount of the Note from time to time outstanding, at an interest rate equal to ten percent (10%) per annum.  Interest is payable semi-annually in arrears. The term of the Note is five years, and any unpaid interest and principal, together with any other amounts payable under the Note, is due and payable on the maturity date.  The Company may prepay the Note in whole or in part without penalty or premium.  If the Company does not pay any amount payable when due, whether at the maturity date, by acceleration, or otherwise, such overdue amount will bear interest at a rate equal to twelve (12%) per annum from the date of such non-payment until the Company pays such amount in full.

In addition, upon the occurrence of a payment default, or any other "event of default," such as a bankruptcy event or a change of control of the Company, the entire unpaid and outstanding principal balance of the Note, together with all accrued and unpaid interest and any and all other amounts payable under the Note, will immediately be due and payable.

Representations, Warranties, and Indemnities

The Company, ISP, and the ISP Stockholders have made customary representations, warranties, and indemnities subject in some cases to exceptions and qualifications set forth in a disclosure schedule to the Stock Purchase Agreement.

Covenants and Other Agreements

The Company, ISP, and the ISP Stockholders agreed to certain covenants and other agreements, including among others, (i) covenants regarding non-solicitation and non-competition and (ii) covenants requiring the Company to use its reasonable best efforts to obtain financing to purchase the Purchased Shares.  The Company agreed to honor agreements between ISP and ISP Latvia and certain of their business employees and to provide to certain business employees compensation and benefits that are substantially comparable to such compensation and benefits as of the Acquisition closing date.

Conditions to Closing of the Acquisition

Completion of the Acquisition is subject to the satisfaction or waiver of certain conditions.  In addition to customary closing conditions, the Company's obligation to complete the Acquisition is conditioned on receipt by the Company of financing it needs to purchase the Purchased Shares (the "Financing Condition") and obtaining the requisite approval of the Company's stockholders related to the financing and the Acquisition, as applicable, as required by applicable NASDAQ rules and other applicable law (the "Stockholder Approval Condition").

Closing

The closing of the Acquisition will occur on a date and time mutually agreed upon by the Company and the ISP Stockholders, no later than five (5) business days following the satisfaction or waiver of the closing conditions, including, without limitation, the Stockholder Approval Condition and the Financing Condition.  Currently, we anticipate the Acquisition closing in the fourth quarter of calendar year 2016; however, there can be no assurance that the Acquisition will close in the fourth quarter of calendar year 2016, or at all.

Termination of the Stock Purchase Agreement

The Stock Purchase Agreement may be terminated under certain circumstances, including, but not limited to:  (i) the mutual written consent of the ISP Stockholders and the Company; (ii) by the ISP Stockholders if any of the representations and warranties made by the Company fail to be true and correct, subject to certain qualifications, or the Company breaches or fails to perform in any material respect any covenant or other agreement in the Stock Purchase Agreement that has not been cured in the requisite time period; (iii) by the Company if any of the representations and warranties made by ISP or the ISP Stockholders fail to be true or correct, subject to certain qualifications, or ISP or the ISP Stockholders breach or fail to perform in any material respect any of their covenants or other agreements contained in the Stock Purchase Agreement that has not been cured in the requisite time period; (iv) by the ISP Stockholders, on the one hand, or by the Company, on the other hand, if the closing of the Acquisition has not occurred on or prior to December 31, 2016, provided that this right to terminate will not be available to any party whose failure to perform any material covenant or obligation under the Stock Purchase Agreement was the cause of, or resulted in, the failure of the closing to occur on or before December 31, 2016; (v) by the ISP Stockholders, on the one hand, or by the Company, on the other hand, if the closing of the Acquisition has not occurred on or prior to December 31, 2016 due to the failure of the Financing Condition; (vi) by the ISP Stockholders, on the one hand, or by the Company, on the other hand, if (a) at a special meeting of the stockholders of the Company, if required, such stockholders do not approve the financing or the Acquisition, as applicable, or (b) the closing of the Acquisition has not occurred on or prior to December 31, 2016 due to the failure to satisfy the Stockholder Approval Condition; and (vii) by the Company, if, after the date of the Stock Purchase Agreement any change or event occurs that has had or would be reasonably likely to have a material adverse change (a) as to ISP or (b) that results in the ISP Stockholders being unable to perform their obligations under the Stock Purchase Agreement and related transaction documents or consummate the Acquisition and the transactions contemplated thereby.

Termination Fees

If the Company or the ISP Stockholders terminate the Stock Purchase Agreement due to the failure by the Company to satisfy the Stockholder Approval Condition or the Financing Condition, the Company must pay a termination fee to the ISP Stockholders and ISP for all of their documented out-of-pocket expenses, including, but not limited to, legal, accounting, and travel expenses, up to Two Hundred Fifty Thousand Dollars ($250,000) within three (3) business days of the later of the termination date or the date all reasonable documentation evidencing such expenses has been delivered to the Company.

Retention of Certain Key Officers

The parties intend that Joseph Menaker and Mark Lifshotz, ISP's current President and Chief Executive Officer, respectively, will be employed or engaged by ISP or the Company following the closing of the Acquisition under terms and conditions to be agreed upon prior to the closing.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the period ended June 30, 2016.

Item 7.01. Regulation FD Disclosure.

On August 8, 2016, the Company issued a press release announcing its entry into the Stock Purchase Agreement as described above under Item 1.01.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1 shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits.

99.1	Press Release dated August 8, 2016.

FORWARD-LOOKING STATEMENTS

In addition to statements of current and historical facts, this Current Report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The words "forecast," "will," "intend," "anticipate," "project," "intend," "expect," "should," "believe," and similar expressions are intended to identify forward-looking statements.  These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements.  Such risks and uncertainties include, but are not limited to, the Company's ability to satisfy the Stockholder Approval Condition, the Financing Condition, or other conditions required to close the Acquisition. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements.  Except as required by law, the Company undertakes no obligation to publicly update or revise any information or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: August 8, 2016	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, Chief Financial Officer